Exhibit 99.3

Wellesley Bancorp, Inc. Subscription & Community Offering Stock Order Form
					Wellesley Bank Conversion Center ______________ Wellesley, MA 02482 (617) ___-____		Expiration Date for Stock Order Forms: ___day ______ __, 2011 _:00 p.m., Eastern time (received not postmarked)
IMPORTANT: A properly completed original stock order form must be used to subscribe for common stock. Copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this form.
	(1) Number of Shares	Subscription	(2) Total Payment Due		Minimum number of shares: 25 shares ($250.)
		Price X 10.00 =	$		Maximum number of shares: 20,000 shares ($200,000) Maximum number of shares for associates or group: 35,000 shares ($350,000) See Instructions.

(3)	Employee/Officer/Director Information
☐	Check here if you are an employee, officer or director of Wellesley Bank or member of such person’s immediate family living in the same household.
(4)	Method of Payment by Check
	Enclosed is a check, bank draft or money order payable to Wellesley Bancorp, Inc. in the amount indicated in this box.				Total Check Amount	$	.
(5) Method of Payment by Withdrawal - The undersigned authorizes withdrawal from the following account(s) at Wellesley Bank. There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts maintained at Wellesley Bank cannot be used unless special transfer arrangements are made.
	Bank Use	Account Number(s) To Withdraw					$ Withdrawal Amount

						$	.

						$	.
(6)	Purchaser Information
Subscription Offering - Check here and list account(s) below if you are:
☐	a. An Eligible Account Holder with a deposit account(s) totaling $50.00 or more on April 30, 2010.
☐	b. A Supplemental Eligible Account Holder with a deposit account(s) totaling $50.00 or more on June 30, 2011 but are not an Eligible Account Holder.
☐	c. Employees, officers or directors not eligible in the preceding categories

☐	Community Offering d. Check here if you are a community member (Indicate community of residence in #9 below).

PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. SEE REVERSE SIDE FOR ADDITIONAL SPACE.

	Bank Use	Account Number(s)			Account Title (Name(s) on Account)

(7)	Form of Stock Ownership & SS# or Tax ID#:

☐	Individual ☐ Joint Tenants	☐ Tenants in Common		☐ Fiduciary (i.e., trust, estate)	SS#/Tax ID#	¾

☐	Uniform Transfers to Minors Act (Indicate SS# of Minor only)	☐ Company/Corporation/ Partnership		☐ IRA or other qualified plan (Both Tax ID# & SS# for IRAs)	SS#/Tax ID#	¾
(8)	Stock Registration & Address:
Name and address to appear on stock certificate. Shares must be registered as reflected on your qualifying account. Adding or deleting a name or otherwise altering the form of beneficial ownership of a qualifying account will result in a loss of your subscription rights (with certain exceptions for IRA and Keogh purchases).

Name:

Name Continued:

Mail to- Street:

City:					State:	Zip Code:

(9) Telephone Daytime/Evening		( )	—	( )	—		Community of Residence:

(10)	Associates/Acting in Concert
☐	Check here and complete the reverse side of this form if you or any associates or persons acting in concert with you have submitted other orders for shares.

(11)	Acknowledgement
To be effective, this stock order form must be properly completed and physically received (not postmarked) by Wellesley Bancorp, Inc. no later than _:00 p.m., Eastern time, on December __, 2011, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by Wellesley Bancorp, Inc., this stock order form may not be modified, withdrawn or canceled without Wellesley Bancorp, Inc.’s consent and if authorization to withdraw from deposit accounts at Wellesley Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form are true, correct and complete and that I am not subject to back-up tax withholding. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plan of conversion of Wellesley Bank described in the accompanying prospectus.

Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. Wellesley Bank and Wellesley Bancorp, Inc. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares.

By signing below, I also acknowledge that I have read the Certification Form on the reverse side of this form.

Bank Use
Signature		Date		Signature		Date
è				è

Item (6) Purchaser Account Information continued:
Bank Use	Account Number(s)	Account Title (Name(s) on Account)

Item (10) Associates/Acting In Concert continued:

If you checked the box in item #10 on the reverse side of this form, list below all other orders submitted by you or associates (as defined below) or by persons acting in concert with you (also defined below).

Name(s) listed on other stock order forms	Number of shares ordered

Associate - The term “associate” of a particular person means:

(1) a corporation or organization, other than Wellesley Bancorp or Wellesley Bank or a majority-owned subsidiary of Wellesley Bancorp or Wellesley Bank, of which a person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation or organization;

(2) a trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as a trustee or a fiduciary;

(3) any relative or spouse of the person or any relative of the spouse who has the same home as such person or who is a director or senior officer of Wellesley Bancorp, Wellesley Bank; and

(4) a person acting in concert with a person or entity specified in clauses (1) through (3).

Acting in concert - The term “acting in concert” means:

(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party.

We may presume that certain persons are acting in concert based upon various facts, among other things, joint account relationships, common addresses on our records and the fact that such persons may have filed joint Schedules 13D with the Securities and Exchange Commission with respect to other companies.

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR THE SHARE INSURANCE FUND, AND IS NOT INSURED OR GUARANTEED BY WELLESLEY BANK, WELLESLEY BANCORP, INC., THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS.

I further certify that, before purchasing the common stock, par value $0.01 per share, of Wellesley Bancorp, Inc. (the “Company”), the holding company for Wellesley Bank, I received a prospectus of the Company dated _____, 2011 relating to such offer of common stock.

The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the “Risk Factors” section beginning on page 10, the risks involved in the investment in this common stock, including but not limited to the following:

1.	We make and hold in our portfolio construction loans, including speculative construction loans, which are considered to have greater credit risk than other types of residential loans.

2.	Our commercial lending exposes us to lending risks.

3.	Our level of nonperforming loans and classified assets expose us to increased risk of loss. Further, our allowance for loan losses may prove to be insufficient to absorb losses in our loan portfolio.

4.	A return of recessionary conditions in our national economy and, in particular, local economy could continue to increase our level of nonperforming loans and/or reduce demand for our products and services, which would lead to lower revenue, higher loan losses and lower earnings.

5.	Our residential mortgage loans and home equity lines of credit exposes us to lending risks.

6.	Changes in interest rates may hurt our profits and asset value.

7.	Strong competition within our market area could reduce our profits and slow growth.

8.	Our business strategy includes moderate growth plans, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively.

9.	The loss of our President and Chief Executive Officer could hurt our operations.

10.	We own stock in the Federal Home Loan Bank of Boston, which recently had to suspend its dividend as a result of its financial difficulties.

11.	Financial reform legislation recently enacted by Congress will, among other things, tighten capital standards, create a new Consumer Financial Protection Bureau and result in new laws and regulations that are expected to increase our costs of operations.

12.	We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.

13.	Increased and/or special Federal Deposit Insurance Corporation assessments will hurt our earnings.

14.	We expect our return on equity will initially be low following the offering which may negatively impact the value of our common stock.

15.	We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds would reduce our profitability.

16.	Our stock price may decline when trading commences.

17.	There may be a limited market for our common stock, which may adversely affect our stock price.

18.	Additional expenses following the offering from operating as a public company will adversely affect our profitability.

19.	Additional expenses following the offering from the implementation of new equity benefit plans will adversely affect our profitability.

20.	A significant percentage of our common stock will be held by our directors, executive officers and employee benefit plans.

21.	Issuance of shares for benefit programs will dilute your ownership interest.

22.	The articles of incorporation and bylaws of Wellesley Bancorp and certain regulations may prevent or make more difficult certain transactions, including a sale or merger of Wellesley Bancorp.

23.	The contribution to the Wellesley Bank Charitable Foundation will decrease our profits for 2011.

24.	The contribution to the Wellesley Bank Charitable Foundation will decrease the ownership interest and voting interest in the shares sold to the public by 6.5% after the contribution.

25.	Our contribution to the Wellesley Bank Charitable Foundation may not be tax deductible, which could decrease our profits.

(By Signing the Front of this Form the Investor is Not Waiving Any Rights Under the Federal Securities Laws,

Including the Securities Act of 1933 and the Securities Exchange Act of 1934)

Wellesley Bancorp, Inc.

Stock Ownership Guide

Individual

Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as “Mrs.”, “Mr.”, “Dr.”, “special account”, “single person”, etc.

Joint Tenants

Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common

Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

Uniform Transfers to Minors Act (“UTMA”)

Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is “CUST”, while the Uniform Transfers to Minors Act is “UTMA”. Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Massachusetts Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA MA (use minor’s social security number).

Fiduciaries

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

•

The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation’s title before the individual.

•	The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

•

A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.

•	The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.

•	The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-93 for Susan Doe.

Stock Order Form Instructions

Items 1 and 2 - Number of Shares and Total Payment Due

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the subscription offering is $250 (25 shares) of common stock. As more fully described in the plan of conversion outlined in the prospectus, the maximum purchase in any category of the subscription offering is $200,000 (20,000 shares) of common stock, and the maximum purchase in the community offering (if held) by any person, is $200,000 (20,000 shares) of common stock. No person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than $350,000 (35,000 shares) of common stock.

Item 3 - Employee / Officer / Director Information

Check this box to indicate whether you are an employee, officer or director of Wellesley Bank or a member of such person’s immediate family living in the same household.

Item 4 - Method of Payment by Check

If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Payment for shares may be made by check, bank draft or money order payable to Wellesley Bancorp, Inc. Cash must be converted to a bank check or money order. Your funds will earn interest at Wellesley Bank’s statement savings rate of interest until the stock offering is completed.

Item 5 - Method of Payment by Withdrawal

If you pay for your stock by a withdrawal from a deposit account at Wellesley Bank, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account.

Item 6 - Purchaser Information

Subscription Offering

a. Check this box if you had a deposit account(s) totaling $50.00 or more on April 30, 2010 (“Eligible Account Holder”).

b. Check this box if you had a deposit account(s) totaling $50.00 or more on June 30, 2011 but are not an Eligible Account Holder (“Supplemental Eligible Account Holder”).

c. Check this box if you are an employee, officer or director and not an Eligible Account Holder or a Supplemental Eligible Account Holder.

Please list all account numbers and all names on accounts you had on the dates referred to in a. or b. above in order to insure proper identification of your purchase rights. Note: Failure to list all your accounts may result in the loss of part or all of your subscription rights.

Community Offering

d. Check this box if you are a community member (Indicate community of residence in item 9).

Items 7 and 8 - Form of Stock Ownership, SS# or Tax ID#, Stock Registration and Mailing Address

Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s) in item 7. Complete the requested stock certificate registration, mailing address in item 8. The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your common stock. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under “Stock Ownership Guide.” Shares must be registered as reflected on your qualifying account. Adding or deleting a name or otherwise altering the form of beneficial ownership of a qualifying account will result in a loss of your subscription rights (with certain exceptions for IRA and Keogh purchases).

Item 9 - Telephone Number(s) and Community

Indicate your daytime and evening telephone number(s) and Community. We may need to call you if we have any questions regarding your order or we cannot execute your order as given.

Item 10 - Associates/Acting in Concert

Check this box if you or any associate or person acting in concert with you (as defined on the reverse side of the stock order form) has submitted another order for shares and complete the reverse side of the stock form.

Item 11 - Acknowledgement

Please review the prospectus carefully before making an investment decision. Sign and date the stock order form where indicated. Before you sign, review the stock order form, including the acknowledgement and certification. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.

Your properly completed signed stock order form and payment in full (or withdrawal authorization) at the subscription price must be physically received (not postmarked) by Wellesley Bancorp, Inc. no later than _:00 p.m., Eastern time, on December __, 2011 or it will become void.

Delivery Instructions: You may deliver your stock order form by mail using the enclosed stock order return envelope, by hand delivery to the Wellesley Bank conversion center, or by overnight courier to the conversion center address indicated on the front of the stock order form.

Stock order forms will not be accepted at any of our branch offices.

If you have any remaining questions, or if you would like assistance in completing your stock order form, you may call our conversion center at (617) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Please note that the conversion center will be closed from 12:00 noon Wednesday, November 23 through 12:00 noon Monday, November 28, in observance of the Thanksgiving Day Holiday.

Wellesley Bank Conversion Center

_____________, Wellesley, MA 02482

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